UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2020

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601
(Address of principal executive offices, including zip code)

(248) 960-9009
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on May 18, 2020, Rockwell Medical, Inc. entered into a formal Stipulation of Settlement (the “Settlement”) of a consolidated shareholder derivative action pending in the United States District Court in the Eastern District of New York (the “Court”). On June 2, 2020, the Court issued an order preliminarily approving the Settlement (the “Order”) and scheduled a hearing for August 11, 2020 to determine whether the Court should issue a final order approving the proposed Settlement (the “Settlement Approval Hearing”). Subsequent to issuing the Order, the Court rescheduled the Settlement Approval Hearing for August 10, 2020.

As previously disclosed, the terms of the proposed Settlement, which include certain corporate governance reform measures, are described in the Notice of Pendency and Proposed Settlement of Derivative Action (the “Notice”), which is attached as exhibit 99.1 to our Current Report on Form 8-K filed on June 19, 2020. The Notice and the related Stipulation of Settlement are also available at https://www.rockwellderivlitigation.com/documents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: July 22, 2020	By:	/s/ Russell Ellison
Russell Ellison
Chief Executive Officer